EXHIBIT 10.bb

                                                                [EXECUTION COPY]

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

         AMENDMENT dated as of June 30, 1998 to the Credit Agreement dated as of March 30, 1998 (as amended by Amendment No. 1 dated as of May 8, 1998, the "CREDIT AGREEMENT") among SUNBEAM CORPORATION (the "PARENT"), the SUBSIDIARY BORROWERS referred to therein, the LENDERS party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) extend the availability period for certain commitments and modify the permitted use of proceeds of loans under those commitments, (ii) make certain conforming changes to the commitments schedule, (iii) increase pricing, (iv) modify the conditions to borrowing and issuance, amendment, renewal and extension of letters of credit, (v) add certain informational requirements and modify others,
(vi) extend the time period by which the Parent is required to enter into hedging agreements, (vii) modify the transactions with affiliates covenant and change of control event of default, (viii) modify the negative covenants relating to the maximum leverage ratio, minimum interest coverage ratio and minimum fixed charge ratio permitted during certain periods, (ix) waive until December 31, 1998 any event of default in existence on June 30, 1998 and (x) make certain other changes, all as more fully set forth below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. Except as herein specifically amended, all terms and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions. This Amendment is limited as specified and shall not constitute a modification,


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acceptance or waiver of any other provision of the Credit Agreement or any other
Loan Document.

         SECTION 2. DELETION OF CERTAIN DEFINITIONS AND RELATED REFERENCE. The definitions of "Applicable Leverage Ratio", "Applicable Rate" and "Performance Period" are deleted from Section 1.01 of the Credit Agreement, and the phrase "(except as expressly provided in the definition of 'Applicable Leverage Ratio')" is deleted from clause (ii) of Section 10.02(b) of the Credit Agreement.

         SECTION 3. EXTENSION OF TRANCHE A AVAILABILITY PERIOD. The definition of "Tranche A Availability Period" in Section 1.01 of the Credit Agreement is amended to replace the date "June 30, 1998" with the date "December 31, 1998".

         SECTION 4. COMMITMENTS SCHEDULE. Schedule 2.01 to the Credit Agreement is amended to read in its entirety as set forth in Schedule 2.01 hereto.

         SECTION 5. FEES. (a) The first sentence of paragraph (a) of Section
2.11 of the Credit Agreement is amended in its entirety to read as follows:

                  The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of .50% per annum on the daily aggregate unused amount of the Commitments of such Lender; PROVIDED that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.

         (b) The first sentence of paragraph (b) of Section 2.11 of the Credit Agreement is amended in its entirety to read as follows:

                  The Parent agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate of 2.75% per annum on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (ii) to the Issuing Bank a fronting fee, which shall

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                  accrue at the rate of 1/4% per annum on the average daily
                  amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

         SECTION 6. INTEREST. Paragraphs (a) and (b) of Section 2.12 of the Credit Agreement are amended in their entirety to read as follows:

                  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the rate of 1.75% per annum.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the rate of 3.00% per annum.

         SECTION 7. CONDITIONS TO EACH CREDIT EVENT. Section 4.04 of the Credit Agreement is amended to add at the end thereof the following:

         Notwithstanding the foregoing, on or prior to December 31, 1998 the condition set forth in paragraph (b) above shall be deemed satisfied to the extent that the representations and warranties set forth in Section 3.01,
Section 3.02, Section 3.03, Section 3.05, the first sentence of Section 3.07 (except as to any failure to comply prior to June 30, 1998; as to federal securities laws; as to the Parent's failure to file, or any delay in filing and causing to become effective, registration statements covering the Subordinated Notes and the shares of Parent common stock issued pursuant to the Coleman Acquisition Documents; as to any representations and warranties contained in the Coleman Acquisition Documents; and as to any other matter resulting from the Parent's inability to provide financial statements as required by law, rules or regulations or any applicable agreements or instruments), Section 3.08, Section 3.09, Section 3.10, Section 3.12, Section 3.13, Section 3.15 and Section 3.16 (collectively, the "Applicable Representations and Warranties") are true and correct, and the condition set forth in paragraph (c) above shall be deemed satisfied to the extent that no Default shall have occurred and be continuing with respect to any event specified in clause (a), (b), (c) (but only with respect to the Applicable Representations and Warranties), (d) (other than with respect to Article 6), (e) (but only with respect to Sections 5.01, 5.09 and 5.11), (h), (i), (j), (m), (n) or (o) of Article 7.

         SECTION 8. QUARTERLY FINANCIAL STATEMENTS. Clause (b) of Section 5.01 is amended to add the following before the semi-colon at the end thereof:

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         (and, for any fiscal quarter ended prior to December 31, 1998, to such qualifications as may be appropriate in light of the review by Arthur Andersen LLP and Deloitte & Touche LLP of the accuracy of the Parent's financial statements for periods ending on or prior to June 30, 1998)

         SECTION 9. ADDITIONAL INFORMATIONAL AND OTHER REQUIREMENTS AND UNDERSTANDINGS. Section 5.02 of the Credit Agreement is amended to add at the end thereof the following:

         In addition, (i) unless otherwise agreed by the Required Lenders and the Parent, senior management of the Parent (if requested by the Required Lenders, together with representatives of its independent public accountants) will meet with representatives of the Lenders biweekly, commencing the week of July 6, 1998, to review the operations, business affairs and financial condition of the Parent and its Subsidiaries; and (ii) the Parent will furnish the following information, in form and substance satisfactory to the Agents, to the Administrative Agent as of the following dates:

                  (w) within 30 days of the end of each calendar month (other than a calendar month which is the last month of a fiscal quarter), monthly financial statements in form and substance reasonably satisfactory to the Agents relating to the Parent's four principal product segments, and all other monthly financial statements prepared by management of the Parent;

                  (x) on or before dates to be agreed to by the Parent and the Administrative Agent, cash forecasts of the Parent and its Subsidiaries, showing (A) weekly cash needs through August 15, 1998 and September 30, 1998 and (B) monthly cash needs for each of October, November and December, 1998;

                  (y) on or before a date to be agreed to by the Parent and the Administrative Agent, projections for each month during the remainder of the Parent's fiscal year 1998 and initial extrapolations for each month during the Parent's fiscal year 1999, substantially in the form previously provided in the Confidential Information Memorandum dated June 1998, relating to the Parent's four principal product segments; and

                  (z) on or before a date to be agreed to by the Parent and the Administrative Agent, Schedules 3.01(a), 3.01(b), 3.03, 3.06 and 3.16, updated to show the changes (if any) that would be required if such Schedules had been prepared as of June 30, 1998.

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         SECTION 10. DISCUSSION RIGHTS. The reference to "independent accountants" in Sections 5.02 and 5.06 of the Credit Agreement shall include all accounting firms retained by the Parent or its agents (including, without limitation, Arthur Andersen LLP and Deloitte & Touche LLP).

         SECTION 11. COMPLIANCE WITH LAWS AND CONTRACTS. Section 5.07 of the Credit Agreement is amended to add the following paragraph (c) at the end thereof

                  (c) Notwithstanding the foregoing clauses (a) and (b), the Company's obligations under this Section with respect to the exceptions set forth in the parentheses following the reference to Section 3.07 in the last paragraph of Section 4.04 shall not be effective until December 31, 1998.

         SECTION 12. USE OF PROCEEDS OF TRANCHE A TERM LOANS. The second sentence of Section 5.08 of the Credit Agreement is amended to read in its entirety as follows:

         The proceeds of the Tranche A Term Loans will be used (i) if received prior to June 30, 1998, only to repay certain of the Refinanced Indebtedness, and (ii) if received after June 30, 1998, only to pay cash consideration for common stock of Coleman required in connection with the consummation of the merger that will result in Coleman becoming a Wholly Owned Subsidiary.

         SECTION 13. APPROVED HEDGING AGREEMENTS. Section 5.10 of the Credit Agreement is amended to change the time period set forth therein from "60 days" to "270 days".

         SECTION 14. REQUIRED PAYMENTS. Clause (b) of Section 6.06 of the Credit Agreement is amended to insert after the words "required interest payments" the words "and Liquidated Damages (as such term is defined in the Indenture)".

         SECTION 15. TRANSACTIONS WITH AFFILIATES. Section 6.07 of the Credit Agreement is amended to replace the word "and" with a comma at the end of clause
(b), and to add the following before the period at the end of Section 6.07:

         and (d) issuances of common stock of the Parent (or options or warrants to purchase common stock of the Parent) to Affiliates of the Parent

         SECTION 16. LEVERAGE RATIO; INTEREST COVERAGE RATIO; FIXED CHARGE COVERAGE RATIO. Each of Section 6.12, Section 6.13 and Section 6.14 of the Credit Agreement is amended to add at the end thereof (in the case of Section 6.14, immediately before the period at the end thereof) the following proviso:

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         ; PROVIDED that the obligation of the Parent to comply with this covenant at June 30, 1998 and September 30, 1998 shall not be effective until December 31, 1998.

         SECTION 17. CHANGE OF CONTROL EVENT OF DEFAULT. Clause (m) of Article 7 of the Credit Agreement is amended to read in its entirety as follows:

                  (m) a Change of Control shall occur (other than as a result of the acquisition of beneficial ownership, directly or indirectly, by MacAndrews & Forbes Holdings, Inc. or its Affiliates of shares of capital stock of the Parent);

         SECTION 18. WAIVER. The Lenders waive any Event of Default that existed on June 30, 1998, which waiver shall expire on December 31, 1998. This Waiver shall not constitute a waiver of any Event of Default existing on or after July 1, 1998.

         SECTION 19. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 20. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 21. EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") when the Administrative Agent shall have received (i) from each of the Parent and the Required Lenders, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof, (ii) all certificates, notes and instruments required to be delivered to it as collateral pursuant to the Loan Documents on or prior to the date hereof, and (iii) certificates representing all shares of common stock of The Coleman Company, Inc. currently owned by the Parent and its Subsidiaries.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                            SUNBEAM CORPORATION

                                            By /s/ PETER A. LANGERMAN
                                               ---------------------------------
                                               Name: Peter A. Langerman
                                               Title: Chairman of the Board

                                            MORGAN STANLEY SENIOR
                                            FUNDING, INC.,
                                               individually and as Syndication
                                               Agent

                                            By /s/ MICHAEL R. HART
                                               ---------------------------------
                                               Name: Michael R. Hart
                                               Title: Principal

                                            BANK OF AMERICA NATIONAL
                                            TRUST AND SAVINGS ASSOCIATION,
                                               individually and as Documentation
                                               Agent

                                            By /s/ DEIRDRE B. DOYLE
                                               ---------------------------------
                                               Name: Deirdre B. Doyle
                                               Title: Vice President

                                            FIRST UNION NATIONAL BANK,
                                               individually and as
                                               Administrative Agent

                                            By /s/ THOMAS M. MOLITOR
                                               ---------------------------------
                                               Name: Thomas M. Molitor
                                               Title: Vice President

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                                                                   SCHEDULE 2.01

                                   COMMITMENTS

                                      REVOLVING      TRANCHE A TERM    TRANCHE B TERM
LENDER                                COMMITMENT     COMMITMENT        COMMITMENT
Morgan Stanley Senior Funding, Inc.   $160,000,000   $320,000,000      $200,000,000

Bank of America National Trust and    $120,000,000   $240,000,000      $150,000,000
Savings Association

First Union National Bank             $120,000,000   $240,000,000      $150,000,000

         Total                        $400,000,000   $800,000,000      $500,000,000

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